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                                                                       Exhibit 2

                           THE HOME LOAN SAVINGS BANK

                               PLAN OF CONVERSION

                                Table of Contents
                                -----------------

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
1.     Introduction.......................................................................................................1

2.     Definitions........................................................................................................1

3.     Procedures for the Conversion......................................................................................4

4.     Purchase Price of Common Shares and Number of Shares to be Offered in Connection with the Conversion...............5

5.     Subscription Rights of Eligible Account Holders....................................................................5

6.     Subscription Rights of Tax-Qualified Employee Stock Benefit Plans..................................................6

7.     Subscription Rights of Supplemental Eligible Account Holders.......................................................6

8.     Subscription Rights of Other Eligible Members......................................................................7

9.     Community Offering.................................................................................................7

10.    Additional Limitations on Purchases................................................................................7

11.    Procedures for the Subscription Offering and the Community Offering................................................9

12.    Payment for Common Shares..........................................................................................9

13.    Expiration of Subscription Rights; Undelivered, Defective or Late Order Forms; Insufficient Payment...............10

14.    Compliance with Securities Laws...................................................................................11

15.    Rights of Shareholders After Completion of Conversion.............................................................11

16.    Establishment of Liquidation Account..............................................................................11

17.    Accounts in Converted Bank........................................................................................12

18.    Restrictions on Purchases and Sales of Common Shares by Officers and Directors Following Conversion...............12

19.    Restrictions on Acquisition of the Bank or the Holding Company....................................................13

20.    Amendment or Termination of this Plan.............................................................................13

21.    Consummation of Conversion........................................................................................13

22.    Tax Rulings/Opinions..............................................................................................13

23.    Directors and Officers of the Bank................................................................................13

24.    Stock Benefit Plans...............................................................................................13

25.    Registration of Common Shares; Market for Common Shares...........................................................13

26.    Expenses of Conversion............................................................................................14

27.    Mailing of Proxy Materials........................................................................................14

28.    Interpretation of the Plan........................................................................................14

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                           THE HOMA LOAN SAVINGS BANK

                               PLAN OF CONVERSION
                               ------------------

1.       INTRODUCTION.

         This Plan of Conversion, adopted by the Board of Directors of The Home Loan Savings Bank (hereinafter referred to as the "Bank") on November 12, 1997 (hereinafter referred to as this "Plan"), provides for the conversion of the Bank from a mutual savings and loan association incorporated under Ohio law to a permanent capital stock savings and loan association incorporated under Ohio law (hereinafter referred to as the "Conversion") and the acquisition by a holding company to be formed at the direction of the Bank of all of the capital stock to be issued by the Bank in the Conversion. The purpose of the Conversion is to provide the Bank with additional capital to expand lending and investment activities, enhance customer services and pursue other lawful activities which the Board of Directors may deem to be in the best interests of the Bank.

         After the completion of the Conversion, savings accounts in the Bank will be equivalent in amount, interest rate and other terms to the savings accounts in the Bank immediately prior to the Conversion and will continue to be insured by the Federal Deposit Insurance Corporation to the maximum extent permitted by law. Rights of account holders with respect to liquidation and voting will change, however, as a result of the Conversion. As a permanent capital stock savings and loan association, the Bank will succeed to all of the presently existing rights, interests, duties and obligations of the Bank in mutual form to the extent provided by law, including, but not limited to, all rights to and interests in its assets and properties, both real and personal.

         This Plan must be approved at the Special Meeting (hereinafter defined) of Members (hereinafter defined) by the affirmative vote of a majority of the total outstanding votes entitled to be cast at the Special Meeting. Before this Plan may be submitted to the members of the Bank for approval at the Special Meeting, however, this Plan must be approved by the OTS (hereinafter defined) and the Division (hereinafter defined). The Amended Articles of Incorporation and Amended Constitution of the Bank must also be approved at the Special Meeting by the affirmative vote of at least three-fifths of the votes cast in person or by proxy at the Special Meeting.

2.       DEFINITIONS.

         As used in this Plan, the following terms have the corresponding meanings:

         ACTING IN CONCERT means (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         AFFILIATE, when used to indicate a relationship with a specified Person (hereinafter defined), means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

         AMENDED ARTICLES means the Amended Articles of Incorporation of the Bank which are in the form attached hereto as Exhibit I and which authorize the issuance of capital stock and which will be filed with the Ohio Secretary of State on the date on which the Conversion becomes effective.

         AMENDED CONSTITUTION means the Amended Constitution of the Bank which is in the form attached hereto as Exhibit II and which will be filed with the Division on the date on which the Conversion becomes effective.

         APPLICATION means the Application for Conversion on Form AC to be filed by the Bank with the OTS pursuant to Title 12, Code of Federal Regulations, Part 563b and with the Division pursuant to Ohio Administrative Code Section 1301-2-1-16.

         ASSOCIATE, when used to indicate a relationship with any Person, means
         (i) any corporation or organization (other than the Bank, the Holding Company (hereinafter defined) or a majority-owned subsidiary of the Bank or the Holding Company) of which such Person is an Officer or partner or is, directly or indirectly, the beneficial owner of 10% or

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         more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that such term will not include a Tax-Qualified Employee Stock Benefit Plan (hereinafter defined), and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or Officer (hereinafter defined) of the Bank, the Holding Company or any of their subsidiaries.

         BANK means The Home Loan Savings Bank, in its mutual form or stock form, as appropriate.

         BROKER means any Person engaged in the business of effecting transactions in securities for the account of others.

         COMMON SHARES means the common shares of the Holding Company to be offered and sold by the Holding Company in connection with the Conversion.

         COMMUNITY MEMBER means any natural person who, on the date of submission of an Order Form (hereinafter defined), is a resident of Coshocton County, the county in which the offices of the Bank are located.

         COMMUNITY OFFERING means the offering of Common Shares to the public concurrently with or after the completion of the Subscription Offering (hereinafter defined) in a manner by which Community Members are given preference.

         CONVERSION means the change in the form of the Bank from the mutual to the permanent capital stock form upon (i) the filing of the Amended Articles and the Amended Constitution; (ii) the sale and issuance of Common Shares by the Holding Company in the Subscription Offering and the Community Offering, and (iii) the purchase by the Holding Company of the capital stock of the Bank.

         DEALER means any Person who engages either for all or part of such person's time, directly or indirectly, as an agent, Broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person.

         DIVISION means the Division of Financial Institutions of the Department of Commerce of the State of Ohio.

         ELIGIBILITY RECORD DATE means the close of business on September 30, 1996, the record date set by the Bank for determining Eligible Account Holders (hereinafter defined).

         ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit (hereinafter defined) in the Bank on the Eligibility Record Date.

         FDIC means the Federal Deposit Insurance Corporation, an agency of the United States Government.

         HOLDING COMPANY means the corporation to be formed at the direction of the Bank under Ohio law for the purpose of becoming a savings and loan holding company through the acquisition of all of the capital stock to be issued by the Bank in connection with the Conversion.

         INDEPENDENT APPRAISER means the firm employed by the Bank to determine the estimated pro forma market value of the Bank to be used as the basis for determining the price of the Common Shares.

         LIQUIDATION ACCOUNT means the account established in accordance with
         Section 16 of this Plan for Eligible Account Holders and Supplemental Eligible Account Holders (hereinafter defined) who continue to maintain a Savings Account (hereinafter defined) at the Bank after the Conversion.

         MEMBER means any Person qualifying as a member of the Bank under its articles of incorporation and constitution in effect on the date of the Special Meeting.

         OFFICER means an executive officer of the Holding Company or the Bank, including the Chairman of the Board of Directors, the President, a Vice President, the Secretary, the Treasurer or principal financial officer, or the comptroller or principal accounting officer of the Holding Company or the Bank and any other person performing similar functions for the Holding Company or the Bank.



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         ORDER FORMS means the original forms which will be sent to the Eligible
         Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Eligible Members (hereinafter defined) to enable such Persons to exercise their respective Subscription Rights (hereinafter defined) in accordance with this Plan and which may be sent to others in the Community Offering.

         OTHER ELIGIBLE MEMBERS means those Persons, other than Eligible Account Holders and Supplemental Eligible Account Holders, who are eligible to purchase Common Shares pursuant to this Plan by reason of being Voting Members (hereinafter defined).

         OTS means the Department of the Treasury, Office of Thrift Supervision, an agency of the United States Government.

         PERSON means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

         PROSPECTUS means the document describing the terms and conditions of the Subscription Offering and the Community Offering, including a complete description of the business and affairs of the Bank and the Holding Company.

         PROXY means the form of authorization by which a Person is, or may be deemed to be, designated to act for a Voting Member in the exercise of his or her voting rights in the affairs of the Bank.

         PROXY MATERIALS means the Notice of Special Meeting, the Proxy Statement and the form of Proxy used in connection with soliciting Proxies from Members for use at the Special Meeting.

         PURCHASE PRICE means the actual uniform price per share at which Common Shares will be sold in the Subscription Offering and may be offered in the Community Offering. Such price shall be based upon the appraised estimated pro forma market value of such shares, determined as provided in Section 4 of this Plan.

         QUALIFYING DEPOSIT means the aggregate balance of all Savings Accounts (hereinafter defined) owned by an Eligible Account Holder or a Supplemental Eligible Account Holder at the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date (hereinafter defined), respectively; provided, however, that Savings Accounts with aggregate deposit balances of less than $50 will not constitute Qualifying Deposits.

         RESIDENT means any person who, on the Voting Record Date, maintains a bona fide residence within Coshocton County, Ohio, as determined in the sole discretion of the Bank and the Holding Company.

         SAVINGS ACCOUNT has the same meaning as specified in Title 12, Code of Federal Regulations, Part 561, as in effect on the date this Plan is adopted by the Board of Directors of the Bank, and includes certificates of deposit.

         SEC means the Securities and Exchange Commission, an agency of the United States Government.

         SPECIAL MEETING means the meeting of the Voting Members of the Bank called for the specific purpose of submitting this Plan to the Voting Members for approval.

         SUBSCRIPTION OFFERING means the offering of Common Shares to the holders of Subscription Rights.

         SUBSCRIPTION RIGHTS means the nontransferable rights issued by the Bank to the Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Eligible Members to purchase Common Shares in the Subscription Offering pursuant to this Plan.

         SUPPLEMENTAL ELIGIBILITY RECORD DATE means the record date used for determining Supplemental Eligible Account Holders. Such date will be the last day of the calendar quarter preceding the approval of the Application by the OTS.

         SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date, except Officers and directors of the Bank and the Holding Company and their Associates.



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         TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan of the Holding Company or the Bank, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan which, with its related trust, meets the requirements for qualification under Section 401 of the Internal Revenue Code of 1986, as amended.

         VOTING MEMBER means any Member of the Bank eligible to vote at the Special Meeting.

         VOTING RECORD DATE means the record date fixed by the Board of Directors of the Bank in accordance with Ohio law and the Articles of Incorporation and Constitution of the Bank for determining the eligibility of Members to vote on this Plan at the Special Meeting.

3.       PROCEDURES FOR THE CONVERSION.

         The following procedures will be followed to effect the Conversion:

                  (a) Promptly after the adoption of this Plan by a vote of at least two-thirds of the members of the Board of Directors of the Bank, the Bank will publish a notice of the adoption of this Plan in an English language newspaper having general circulation in Coshocton, Ohio. Copies of such notice will also be made available for inspection by Members at the office of the Bank.

                  (b) The Holding Company will be incorporated, after which the Board of Directors of the Holding Company will consent to the Plan by at least a two-thirds vote.

                  (c) The Bank will submit this Plan for approval, together with all other requisite materials, to the OTS and the Division in the form of the Application.

                  (d) After the filing of the Application with the OTS and the Division, the Bank (i) will prominently post in the office of the Bank and publish in an English language newspaper having general circulation in Coshocton, Ohio a notice to the effect that the Bank has filed the Application with the OTS, and (ii) when advised by the Division, will prominently post in the office of the Bank and publish in an English language newspaper having general circulation in Coshocton, Ohio a notice to the effect that the Bank has filed the Application with the Division.

                  (e) After the OTS and the Division approve the Application, the Bank will mail Proxy Materials to each of the Voting Members as of the Voting Record Date at his or her last known address appearing on the records of the Bank for the purpose of soliciting the Proxies of Voting Members for use at the Special Meeting. The approval of this Plan will require the affirmative vote, cast in person or by Proxy, of a majority of the total outstanding votes entitled to be cast at the Special Meeting.

                  (f) Subject to the approval of this Plan by the Voting Members at the Special Meeting, the following will occur:

                           (i) Common Shares will be offered simultaneously to
                  the Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans, the Supplemental Eligible Account Holders and the Other Eligible Members in the respective priorities set forth in Sections 5, 6, 7 and 8 of this Plan. All sales of Common Shares to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Eligible Members will be completed at the earliest practicable date following expiration of the Subscription Rights provided for in this Plan. Notwithstanding anything in this Plan to the contrary, the Bank, in its sole discretion, may commence the Subscription Offering concurrently with or at any time after the mailing to the Voting Members of the Proxy Materials and may complete the Subscription Offering before the Special Meeting if the completion of the offer and sale of the Common Shares is conditioned upon the approval of this Plan by the Voting Members. In the event that the Bank elects, in its discretion, to commence the Subscription Offering after the Special Meeting, the Subscription Offering will be commenced not later than 45 days after the date on which the Special Meeting is adjourned, except as may otherwise be approved by the OTS.

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                           (ii) Concurrently with, following the commencement of
                  or following the completion of the Subscription Offering, the Bank may also offer Common Shares in the Community Offering, subject to the prior satisfaction of the Subscription Rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Eligible Members.

                  (g) All other steps considered necessary or desirable by the Boards of Directors of the Bank and the Holding Company to effect the Conversion will be taken pursuant to applicable laws and regulations.

4. PURCHASE PRICE OF COMMON SHARES AND NUMBER OF COMMON SHARES TO BE OFFERED IN CONNECTION WITH THE CONVERSION.

         The Purchase Price will be determined by the Boards of Directors of the Bank and the Holding Company before the commencement of the Subscription Offering, subject to adjustment as described below. The number of Common Shares to be sold in connection with the Conversion will be determined by the Boards of Directors of the Bank and the Holding Company before the completion of all sales of Common Shares contemplated by this Plan on the basis of the estimated pro forma market value of the Bank, as converted, and the Purchase Price. No fractional shares will be issued in connection with the Conversion.

         The estimated pro forma market value of the Bank, as converted, will be determined by the Independent Appraiser, based upon such factors as the Independent Appraiser deems appropriate and as are consistent with the regulations of the OTS and the Division. Immediately before the commencement of the Subscription Offering, a range will be established for the aggregate Purchase Price of Common Shares to be offered in the Subscription Offering and the Community Offering. The maximum of such range shall be 15% above the pro forma market value of the Bank and the minimum of such range shall be 15% below the pro forma market value of the Bank. The Independent Appraiser will review, from time to time as appropriate or as required by law or regulation, developments subsequent to its valuation to determine whether the estimated pro forma market value of the Bank, as converted, should be revised. If, after the commencement of the Subscription Offering, the Independent Appraiser determines that the estimated pro forma market value of the Bank, as converted, has increased or decreased due to subsequent developments, the Conversion may be completed without notifying Persons who have subscribed for Common Shares and without a resolicitation of subscriptions from such Persons if such pro forma market value is not less than the minimum of the valuation range approved by the OTS and the Division and does not exceed the maximum point of the valuation range by more than 15%. If, however, as a result of any such change, the estimated pro forma market value of the Bank is less than the minimum of the valuation range or exceeds the maximum point of such valuation range by more than 15%, a new estimated pro forma market valuation range may be established and the Board of Directors may, with the approval of the OTS and the Division, elect to increase or decrease the number of Common Shares to be sold in connection with the Conversion or increase or decrease the Purchase Price, in which case Persons who have subscribed for Common Shares will be notified and will be given the opportunity to increase, decrease or rescind their subscriptions.

5.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS.

         Eligible Account Holders will have the following rights to subscribe for and to purchase Common Shares:

                  (a) Each Eligible Account Holder will receive, without payment therefor, nontransferable Subscription Rights to purchase a number of Common Shares up to the greater of (i) the amount which may be purchased in the Community Offering, (ii) .10% of the total number of Common Shares to be sold in connection with the Conversion, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Common Shares to be sold in connection with the Conversion by a fraction, the numerator of which is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall purchase limitations set forth in Section 10 of this Plan and subject to adjustment by the Boards of Directors of the Bank and the Holding Company as set forth in Section 10 of this Plan.

                  In the event that subscriptions for Common Shares are received from Eligible Account Holders upon the exercise of Subscription Rights pursuant to paragraph (a) of this Section 5 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the subscribing Eligible Account Holders in a manner by which each subscribing Eligible Account Holder, to the extent possible, will be permitted to subscribe for a number of shares sufficient to make such Eligible Account Holder's total allocation of Common Shares equal to the lesser of (i) 100 shares and (ii) the number of shares subscribed for by such Eligible Account Holder. Any shares remaining after such allocation will be allocated



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         among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Eligible Account Holder's Qualifying Deposit bears to the total of the Qualifying Deposits of all subscribing Eligible Account Holders. No fractional shares will, however, be issued in connection with the Conversion.

                  For purposes of this paragraph (a), Subscription Rights held by Eligible Account Holders who are also Officers or directors of the Bank or the Holding Company, and their Associates, to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date, will be subordinated to the Subscription Rights of all other Eligible Account Holders.

                  (b) The Subscription Rights of the Eligible Account Holders are subordinate to the limited priority rights of the Tax-Qualified Employee Stock Benefit Plans of the Bank as set forth in Section 6 of this Plan.

6.       SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS.

         The Tax-Qualified Employee Stock Benefit Plans of the Bank will receive non-transferable Subscription Rights to purchase up to 10% of the Common Shares to be sold in connection with the Conversion, subject to adjustment by the Boards of Directors of the Bank and the Holding Company as set forth in Section 10 of this Plan. The Subscription Rights of the Tax-Qualified Employee Stock Benefit Plans are subordinate to the Subscription Rights of Eligible Account Holders pursuant to Section 5 of this Plan, except that if the final pro forma market value of the Bank exceeds the maximum of the valuation range determined pursuant to Section 4 of this Plan, the Tax-Qualified Employee Stock Benefit Plans shall have first priority with respect to the amount of Common Shares sold in excess of the maximum of the valuation range.

7.       SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS.

         Supplemental Eligible Account Holders will have the following rights to subscribe for and to purchase Common Shares:

                  (a) Each Supplemental Eligible Account Holder will receive, without payment therefor, nontransferable Subscription Rights to purchase a number of Common Shares up to the greater of (i) the amount which may be purchased in the Community Offering, (ii) .10% of the total number of Common Shares to be sold in connection with the Conversion, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Common Shares to be sold in connection with the Conversion by a fraction, the numerator of which is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitations set forth in Section 10 of this Plan and subject to adjustment by the Boards of Directors of the Bank and the Holding Company as set forth in Section 10 of this Plan.

                  (b) In the event that subscriptions for Common Shares are received from Supplemental Eligible Account Holders upon the exercise of Subscription Rights pursuant to paragraph (a) of this Section 7 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the subscribing Supplemental Eligible Account Holders in a manner by which each subscribing Supplemental Eligible Account Holder, to the extent possible, will be permitted to subscribe for a number of Common Shares sufficient to make such Supplemental Eligible Account Holder's total allocation of Common Shares equal to the lesser of (i) 100 shares and
         (ii) the number of Common Shares subscribed for by such Supplemental Eligible Account Holder. Any Common Shares remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each such Supplemental Eligible Account Holder's Qualifying Deposit bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders. No fractional shares will be issued, however, in connection with the Conversion.

                  (c) Subscription Rights received pursuant to this Section 7 are subordinate to the Subscription Rights of Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plans pursuant to Sections 5 and 6 of this Plan. Any Subscription Rights received by an Eligible Account Holder pursuant to Section 5 of this Plan will be applied in partial satisfaction of Subscription Rights received pursuant to this
         Section 7.

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8.       SUBSCRIPTION RIGHTS OF OTHER ELIGIBLE MEMBERS.

         Other Eligible Members will have the following rights to subscribe for and to purchase Common Shares:

                  a) Each Other Eligible Member will receive, without payment therefor, nontransferable Subscription Rights to purchase a number of Common Shares up to the greater of (i) the amount of Common Shares which may be purchased in the Community Offering, and (ii) .10% of the total number of Common Shares to be sold in connection with the Conversion, subject to adjustment by the Boards of Directors of the Bank and the Holding Company as set forth in Section 10 of this Plan.

                  b) In the event that subscriptions for Common Shares are received from Other Eligible Members upon the exercise of Subscription Rights pursuant to paragraph (a) of this Section 8 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the subscribing Other Eligible Members in the same proportion that their respective subscriptions bear to the aggregate subscriptions of all Other Eligible Members; provided, however, that, to the extent sufficient Common Shares are available, each subscribing Other Eligible Member shall be permitted to purchase 25 Common Shares before the remaining available Common Shares are allocated.

                  c) Subscription Rights received by Other Eligible Members pursuant to this Section 8 are subordinate to the Subscription Rights received by Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Sections 5, 6 and 7 of this Plan.

9.       COMMUNITY OFFERING.

         Concurrently with or at any time after the commencement or completion of the Subscription Offering, the Holding Company may offer Common Shares in the Community Offering in accordance with the following procedures and conditions:

                  a) Any Common Shares not subscribed for in the Subscription Offering may be offered and sold in the Community Offering. If conducted, the Community Offering will be conducted in a manner which will give Community Members a preference in the purchase of Common Shares and will seek to achieve the widest distribution of Common Shares.

                  b) The maximum number of Common Shares which may be subscribed for or purchased in the Community Offering by any Person, together with any Associates or group of Persons Acting in Concert, will be 15,000 Common Shares, subject to the overall purchase limitations set forth in
         Section 10 of this Plan and subject to adjustment by the Boards of Directors of the Bank and the Holding Company as set forth in Section 10 of this Plan.

                  c) Orders for Common Shares in the Community Offering will first be filled up to a maximum of two percent of the Common Shares and thereafter any remaining shares will be allocated on an equal number of shares per order basis until all orders for Common Shares have been filled, subject to the limitations provided in Section 10 of this Plan.

                  d) The Bank or the Holding Company may retain a Broker to assist in selling the Common Shares in the Community Offering.

                  e) The Bank and the Holding Company reserve the right to reject, in whole or in part, any order to purchase Common Shares from any Person in the Community Offering.


10.      ADDITIONAL LIMITATIONS ON PURCHASES

         The minimum number and maximum number of Common Shares which may be subscribed for or purchased in connection with the Conversion are as follows:

(a) A minimum of 25 Common Shares must be purchased by each Person purchasing Common Shares in connection with the Conversion to the extent Common Shares are available; provided, however, that if the Purchase Price is greater than $20 per share, the minimum number of Common Shares to which a Person may subscribe will be adjusted in a manner by which the aggregate Purchase Price required to be paid for such minimum number of Common Shares does not exceed $500. No fractional shares will be issued, however, in connection with the Conversion.

                  (b) If a Qualifying Deposit is held in the name of more than one Person, the aggregate amount of Common Shares which may be subscribed for or purchased by all Persons having an interest in such Qualifying Deposit shall be subject to the applicable purchase limitations set forth in Sections 5, 7, 8, and 9 of this Plan.

                  (c) Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members may purchase Common Shares in the Community Offering subject to the purchase limitations set forth in
         Section 9 of this Plan; provided, however, that the maximum number of Common Shares which may be subscribed for or purchased in connection with the Conversion by any Person, together with any Associate or group of Persons Acting in Concert, will be the greater of (i) 30,000 Common Shares and (ii) 1% of the number of Common Shares to be sold in connection with the Conversion, except that any one or more of the Tax-Qualified Employee Stock Benefit Plans may purchase in the aggregate not more than 10% of the Common Shares to be sold in connection with the Conversion and will be entitled to purchase such amount regardless of the number of Common Shares purchased by other Persons. Common Shares held by one or more Tax-Qualified Employee Stock Benefit Plans or non-tax-qualified employee stock benefit plans and attributed to a Person will not be aggregated with Common Shares purchased directly by or otherwise attributable to such Person. For the purpose of this Section 10, the members of the Boards of Directors of the Bank and the Holding Company will not be deemed to be Associates or a group of Persons Acting in Concert solely as a result of their membership on such Boards of Directors.

                  (d) The maximum number of Common Shares which may be subscribed for or purchased in connection with the Conversion by Officers and directors of the Bank and their Associates will not exceed, in the aggregate, 34% of the total number of Common Shares to be sold in connection with the Conversion. Common Shares held by one or more Tax-Qualified Employee Stock Benefit Plans or non-tax-qualified employee stock benefit plans and attributed to a Person will not be aggregated with Common Shares purchased directly by or otherwise attributable to such Person.

                  (e) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members, the purchase limitations set forth in Sections 9 and 10 of this Plan may be increased or decreased at the sole discretion of the Boards of Directors of the Bank and the Holding Company at any time. If such limitation is increased after the commencement of the Subscription Offering, persons who subscribed for the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit, subject to the rights and preferences of any person who has priority Subscription Rights. The Boards of Directors of the Bank and the Holding Company may, in their sole discretion, increase such maximum purchase limitation up to 9.99%; provided, however, that orders for Common Shares exceeding 5% of the Common Shares to be sold in connection with the Conversion shall not exceed, in the aggregate, 10% of the Common Shares to be sold in connection with the Conversion. In the event that the purchase limitation is decreased after commencement of the Subscription Offering, the order of any Person who subscribed for the maximum number of Common Shares shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of Common Shares permitted to be subscribed for by such Person. The maximum purchase limitation for Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members shall not be decreased below 1% of the total number of Common Shares to be issued in connection with the Conversion.

                  (f) The Subscription Rights granted under this Plan are nontransferable. Each Subscription Right may be exercised only by the Person to whom it is issued and only for such Person's own account. Each Person exercising Subscription Rights will be required to certify that he or she is purchasing for his or her own account and that he or she has no agreement or understanding for the sale or transfer of the Common Shares for which he or she subscribes. The Board of Directors of the Bank may reject any subscription which it reasonably believes involves an impermissible transfer of a Subscription Right. The Board of Directors of the Bank may require any Person who the Board reasonably believes to be involved in an impermissible transfer of a Subscription Right to provide such information or assurances as the Board may request to verify the validity of a Subscription Right.

11.      PROCEDURES FOR THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING.

         The Subscription Offering and the Community Offering shall be conducted in the following manner:

                  (a) Prior to the commencement of the Subscription Offering, the Holding Company will file a registration statement with the SEC. No Prospectus may be distributed to Persons who have Subscription Rights or to Community Members or to any other person who is not a participant in the preparation of the Prospectus until and unless the SEC has declared the Prospectus effective.

                  (b) At the time the Proxy Materials are mailed to the Voting Members at their last known addresses appearing on the records of the Bank, pursuant to the authorization of the OTS and the Division, the Bank and the Holding Company may commence the Subscription Offering and the Community Offering.

                  (c) The Prospectus will contain all the information required by the OTS, the Division, the SEC and all applicable laws and regulations necessary to enable the recipients of the Order Forms to make informed investment decisions regarding the purchase of Common Shares.

                  (d) The Order Forms will contain all the information required by the OTS, the Division and all applicable laws and regulations.

                  (e) The offer of Common Shares to Persons who have Subscription Rights, to Community Members and to others will be conditioned upon the approval of this Plan by the Voting Members at the Special Meeting.

                  (f) The Subscription Offering and the Community Offering may be closed before the Special Meeting.

12.      PAYMENT FOR COMMON SHARES.

         Common Shares will be paid for in accordance with the following procedure:

                  (a) Full payment for all Common Shares subscribed for must be received by the Bank, together with properly completed and manually signed original Order Forms therefor, before the expiration time, which will be specified on the Order Forms, unless such date is extended by the Bank. Order Forms which have been photocopied or reproduced in any other manner will not be accepted. The amount of the required payment will be the amount which equals the Purchase Price (which will be specified in the Order Forms or accompanying materials), multiplied by the number of Common Shares subscribed for in accordance with the terms of this Plan.

                  (b) Payment for Common Shares ordered in the Subscription Offering will be permitted to be made:

                      (i) In cash, if delivered in person;

                      (ii) By check, bank draft, money order or negotiable order of withdrawal; provided, however, that any payment by check will be accepted subject to payment of such check by the drawee of such check; or

                      (iii) By appropriate authorization of withdrawal from any
                  Savings Account at the Bank.

         For the purpose of determining the withdrawal balance of any Savings Account, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to such accounts will be paid by the Bank on the amounts deemed to have been withdrawn until the date on which the Conversion is completed or terminated, at which time the authorized withdrawal actually will be made. Interest will be paid by the Bank on payments for Common Shares paid in cash or by check, negotiable order of withdrawal or money order at an annual rate equal to the passbook account rate at the Bank or such higher rate as may be determined by the Bank. Such interest will be paid from the date payments are received by the Bank until consummation or termination of the Conversion.

                  (c) The Order Forms will contain appropriate means by which authorization of withdrawals from Savings Accounts may be made to pay for subscribed Common Shares. Once a withdrawal has been authorized, none of the designated withdrawal amount may be withdrawn from the designated Savings Account (except by the Bank as payment for Common Shares) while this Plan remains in effect. Savings Accounts will be permitted to be established for the purpose of making payment for subscribed Common Shares. Notwithstanding any regulatory provisions regarding penalties for early withdrawal from certificate accounts and minimum qualifying balances for such accounts, payment for Common Shares will be permitted through authorization of withdrawals from such accounts without the assessment of such penalties. If, after such withdrawal, the applicable minimum balance requirement ceases to be met, such certificate account will be canceled and the remaining balance thereof will earn interest only at the passbook account rate at the Bank.

                  (d) The Bank will not lend funds or otherwise extend credit to any Person to purchase Common Shares.

13. EXPIRATION OF SUBSCRIPTION RIGHTS; UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS; INSUFFICIENT PAYMENT.

         Subscription Rights will expire or terminate in accordance with the following:

                  (a) All Subscription Rights provided for in this Plan, including, without limitation, the Subscription Rights of all Persons whose Order Forms are returned by the United States Post Office as undeliverable, will expire at a specified time on a specified date which will be not less than 20 days nor more than 45 days following the date on which Order Forms are first sent to Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members; provided, however, that the Bank will have the power to extend such expiration time in its discretion only for a reasonable time beyond such 45-day period.

                  (b) If the Bank is unable to locate particular persons granted Subscription Rights under this Plan, or if Order Forms (i) are returned as undeliverable by the United States Post Office, (ii) are not received by the Bank prior to the expiration date specified thereon,
         (iii) are defectively filled out or executed, or (iv) are not, when received by the Bank, accompanied by the full required payment for the Common Shares subscribed for (including cases in which Savings Accounts from which withdrawals are authorized contain insufficient funds to satisfy the required payment or the check, bank draft, negotiable order of withdrawal or money order is not paid by the drawee thereof), the Subscription Rights will lapse as though the Person to whom such rights have been granted failed to return the completed Order Form within the time period specified thereon. In any such case as discussed in this paragraph (b), all payments accompanying the Order Forms will be refunded and, in the case of payments authorized through withdrawal from Savings Accounts as permitted by Section 12 of this Plan, such withdrawals will not be made.

                  (c) The Bank may, but will not be obligated to, waive any irregularity on any Order Form or require the submission of a corrected Order Form or waive the remittance of full payment for shares subscribed for by such date as it may specify. An executed Order Form, once received by the Bank, may not be modified, amended or rescinded without the consent of the Bank, unless (i) the Community Offering is not completed within 45 days after the expiration time of the Subscription Offering, or (ii) the final valuation of the Bank, as converted, is less than the minimum of the valuation range established by the Independent Appraiser before the commencement of the Subscription Offering or exceeds the maximum of such valuation range by more than 15%. If either of those events occurs, persons who have subscribed for Common Shares in the Subscription Offering will receive written notice that they have a right to affirm, increase, decrease or rescind their subscriptions. Subject to the authority of the OTS and the Division, all interpretations by the Bank and the Holding Company of the terms and conditions of this Plan and of the Order Forms will be final.

                  (d) The sale of all Common Shares must be completed within 45 days after the termination of the Subscription Offering, unless extended by the Bank with the consent of the OTS and the Division, and within 24 months of approval of this Plan by the Voting Members at the Special Meeting. The 24-month period may not be extended by the Bank, the OTS or the Division.

14.      COMPLIANCE WITH SECURITIES LAWS.

         The Bank and the Holding Company will make reasonable efforts to comply with the securities laws of the United States and all other jurisdictions in which Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members reside. No person, however, will be offered any Subscription Rights or sold any Common Shares under this Plan if such Person resides in a foreign country or in any jurisdiction of the United States in respect of which
(a) the granting of Subscription Rights or the offer or sale of Common Shares under this Plan to such persons would require the Bank, the Holding Company or their directors, Officers or employees to register under the securities laws of such jurisdiction as a Broker, Dealer or agent or to register or otherwise qualify the Common Shares for sale in such state or (b) the Bank determines that compliance with the securities laws of such jurisdiction would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to such persons.

15.      RIGHTS OF SHAREHOLDERS AFTER COMPLETION OF CONVERSION.

         After the Conversion, the Holding Company will be the sole shareholder of the Bank and will exercise all rights attendant to owning the shares of the Bank. Voting rights in respect of the Holding Company will be held and exercised exclusively by the holders of the issued and outstanding common shares of the Holding Company. Neither borrowers from the Bank nor holders of Savings Accounts in the Bank will have any voting rights in the Bank or the Holding Company on the basis of such borrowings or Savings Accounts. The shareholders of the Holding Company will have the exclusive rights, subject to the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the Liquidation Account provided for in Section 16 of this Plan, to receive the distribution of any assets remaining after payment of creditors' claims, including the claims of Savings Account holders to the withdrawal value of their accounts, in the event of any voluntary or involuntary liquidation of the Bank after the Conversion.


16.      ESTABLISHMENT OF LIQUIDATION ACCOUNT.

         A Liquidation Account will be established on the effective date of the Conversion in accordance with the following:

                  (a) For purposes of granting a limited priority claim to the assets of the Bank in the event of a complete liquidation thereof to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain a Savings Account at the Bank after the Conversion, the Bank will, at the time of the Conversion, establish the Liquidation Account in an amount equal to the retained earnings of the Bank as set forth in its latest statement of financial condition contained in the Prospectus for the sale of Common Shares. The Liquidation Account will not operate to restrict the use or application of any of the regulatory capital of the Bank.

                  (b) Each Eligible Account Holder and Supplemental Eligible Account Holder will have a separate inchoate interest in a portion of the Liquidation Account for each Savings Account making up such account holder's Qualifying Deposit (herein referred to as the "Subaccount").

                  (c) The initial balance of each Subaccount will be an amount determined by multiplying the amount in the Liquidation Account by a fraction, the numerator of which is the amount of the account holder's Qualifying Deposits as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be, and the denominator of which is the total amount of all Qualifying Deposits of Eligible Account Holders and Supplemental Eligible Account Holders on the corresponding record date. For Savings Accounts in existence on both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate Subaccounts will be determined on the basis of the Qualifying Deposits in such Savings Accounts on each such date. The balance of each Subaccount will never be increased above the initial balance. If the balance in the Savings Account to which a Subaccount relates, at the close of business on the last day of each fiscal year of the Holding Company subsequent to the respective record dates, is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on the last day of each fiscal year of the Holding Company subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date and
         (ii) the amount of the Qualifying Deposit as of the Eligibility Record Date or the Supplemental Eligibility Record Date, the balance of the Subaccount for such Savings Account will be adjusted in proportion to the reduction in such Savings Account balance. In the event of any such downward adjustment, such Subaccount balance will not be subsequently increased notwithstanding any increase in the deposit balance of the related Savings Account. If any Savings Account is closed, its related Subaccount will be reduced to zero upon such closing. The Subaccount of an account holder will be maintained for as long as the account holder maintains the related Savings Account with the same Social Security or tax identification number.

                  (d) In the event of a complete liquidation of the converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder will be entitled to receive from the Liquidation Account a distribution equal to the current adjusted balance in each of such account holder's Subaccounts before any liquidation distribution may be made to any holders of the capital stock of the Bank. No merger, consolidation, sale of bulk assets or similar combination or transaction with another savings association, the accounts of which are insured by the FDIC, will be deemed to be a complete liquidation for this purpose and, in any such transaction, the Liquidation Account will be assumed by the surviving insured institution.

17.      ACCOUNTS IN CONVERTED BANK.

         Each Savings Account in the Bank at the time of the Conversion will constitute, without payment or further action by the account holder, a Savings Account in the Bank as converted, equal in withdrawable amount to the withdrawal value, and subject to the same terms and conditions, except as to voting and liquidation rights, as such Savings Account in the Bank immediately before the Conversion.

18. RESTRICTIONS ON PURCHASES AND SALES OF COMMON SHARES BY OFFICERS AND DIRECTORS FOLLOWING CONVERSION.

         Purchases and sales of shares of the Holding Company after the Conversion will be restricted in accordance with the following:

                  (a) All Common Shares purchased by Officers or directors of the Holding Company or the Bank or their Associates pursuant to this Plan will be subject to the restriction that no such shares will be sold for a period of one year following the date of purchase of such shares, except in the event of the death of the Officer, director or Associate.

                  (b) With respect to all Common Shares subject to the restriction on subsequent disposition pursuant to paragraph (a) of this
         Section 18, each of the following provisions will apply:

                           (i) Each certificate representing such shares will
                  bear the following legend prominently stamped thereon giving notice of such restriction on transfer:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD BY THE REGISTERED HOLDER HEREOF FOR A PERIOD OF NOT LESS THAN ONE YEAR FROM THE DATE OF ISSUANCE HEREOF, EXCEPT IN THE EVENT OF THE DEATH OF THE REGISTERED HOLDER OF SUCH SHARES.

                           (ii) Instructions will be given to the transfer agent
                  for the Holding Company, if any, not to recognize or effect any transfer of any certificates representing such shares or any change of record ownership thereof in violation of such restriction on transfer; and

                           (iii) Any shares of capital stock of the Holding
                  Company issued as a stock dividend, stock split or otherwise with respect to outstanding Common Shares subject to restrictions on transfer hereunder will be subject to the same restrictions as are applicable to the Common Shares with respect to which such shares of stock are issued.

                  (c) For a period of three years following the Conversion, no Officer or director of the Bank or the Holding Company, or any Associates of such Officer or director shall, without the prior written approval of the OTS, purchase the capital stock of the Holding Company other than from a Broker or Dealer registered with the SEC. This provision will not apply to (i) negotiated transactions involving more than 1% of a class of outstanding capital stock of the Holding Company or (ii) purchases of shares of capital stock made by and held by any one or more tax-qualified or non-tax-qualified employee stock benefit plans which may be attributable to individual Officers or directors of the Holding Company or the Bank.

19.      RESTRICTIONS ON ACQUISITION OF THE BANK OR THE HOLDING COMPANY.

         Acquisition of the capital stock of the Bank or the Holding Company after the Conversion will be subject to various restrictions contained in the Amended Articles, the Amended Constitution, the Articles of Incorporation of the Holding Company, the Code of Regulations of the Holding Company and various state and federal laws and regulations. In addition, the Articles of Incorporation of the Holding Company or the Amended Articles may include the limitation that, for a period of up to five years from the date of completion of the Conversion of the Bank from mutual to stock form, no Person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of an equity security of the Bank or the Holding Company.

20.      AMENDMENT OR TERMINATION OF THIS PLAN.

         If deemed necessary or desirable by the Boards of Directors of the Bank and the Holding Company, this Plan may be amended by the Boards of Directors of the Bank and the Holding Company in their sole discretion at any time prior to the solicitation of Proxies from Voting Members entitled to vote on this Plan and at any time thereafter with the concurrence of the OTS and the Division. The Conversion pursuant to this Plan may be terminated by the Boards of Directors of the Bank and the Holding Company in their sole discretion at any time prior to the Special Meeting and at any time thereafter with the concurrence of the OTS and the Division.

21.      CONSUMMATION OF CONVERSION.

         The Conversion of the Bank from mutual to stock form will be deemed to have taken place and to be effective at the time and date provided in the regulations of the OTS and the Division. The Conversion must be completed within 24 months of the approval of this Plan by the Members.

22.      TAX RULINGS/OPINIONS.

         The Conversion is expressly conditioned upon the prior receipt by the Bank and the Holding Company of either rulings from the Internal Revenue Service and the appropriate Ohio taxing authorities or opinions of legal counsel or other tax advisors to the Bank in form and substance satisfactory to the Bank and to the effect, among other things, that the Conversion will constitute a tax-free "reorganization" as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended, and comparable provisions of applicable state law, or that consummation of the transactions provided for in this Plan will not otherwise result in any federal, state or other tax consequences to the Bank or the converted Bank deemed materially adverse by the Board of Directors of the Bank or the Board of Directors of the Holding Company.

23.      DIRECTORS AND OFFICERS OF THE BANK.

         It is not intended that the Conversion will result in any change in the directors or Officers of the Bank. The persons serving as Officers on the date the Application is filed with the OTS and the Division will continue to serve at the discretion of the Board of Directors of the Bank in their respective capacities as Officers of the converted the Bank. The persons serving as directors of the Bank on the date the Application is filed with the OTS and the Division will continue to serve as directors following the Conversion until their terms expire or their earlier death, resignation or removal from office.

24.      STOCK BENEFIT PLANS.

         Following the completion of the Conversion, the Bank or the Holding Company may establish one or more stock option plans and management recognition plans to the extent permitted by OTS regulations. The Bank and the Holding Company may make scheduled or discretionary contributions to one or more stock benefit plans maintained by the Bank or the Holding Company for the benefit of the directors, Officers or employees of the Bank or the Holding Company, provided such contributions do not cause the Bank to fail to meet its regulatory capital requirement.

25.      REGISTRATION OF COMMON SHARES; MARKET FOR COMMON SHARES.

                  (a) Before or promptly following the Conversion, the Holding Company will register the Common Shares with the SEC pursuant to the Securities Exchange Act of 1934 and will not deregister such shares for a period of three years thereafter.

                  (b) While there is no assurance that an active market for the Common Shares will develop following the Conversion, the Holding Company will use its best efforts to encourage and assist a market maker to establish and maintain a market for the Common Shares and will use its best efforts to cause such shares to be quoted on The Nasdaq Stock Market (or any comparable quotation system which may hereafter be developed) or listed on a national or regional securities exchange.

26.      EXPENSES OF CONVERSION.

         The Bank and the Holding Company will use their best efforts to ensure that the expenses incurred in connection with the Conversion will be reasonable.

27.      MAILING OF PROXY MATERIALS.

         The Proxy Materials will only be sent to Voting Members as of the Voting Record Date.

28.      INTERPRETATION OF THE PLAN.

         The Boards of Directors of the Bank and the Holding Company will interpret this Plan. To the extent permitted by law, all interpretations of this Plan by the Boards of Directors of the Bank and the Holding Company will be final.

                                    EXHIBIT I

                                     AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                           THE HOME LOAN SAVINGS BANK


                  FIRST: The name of the corporation shall be The Home Loan Savings Bank.

                  SECOND: The place in Ohio where the principal office of the corporation is to be located is Coshocton, Coshocton County.

                  THIRD: The purposes for which the corporation is formed are to raise money to be loaned to its members and others and to engage in any other lawful act or activity for which corporations may be formed under Chapter 1151 of the Ohio Revised Code.

                  FOURTH: The authorized capital of the corporation shall be _____________ ($______________) divided into _____________ (_______________)
shares, ______ par value per share.

                  FIFTH: To the extent permitted by law, the directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. To the extent permitted by law, the corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article Fifth shall not otherwise limit the authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation or authorized by its articles.

                  SIXTH: Until the expiration of five years from the date of the acquisition by Home Loan Financial Corporation (the "Holding Company") of the capital stock of the corporation to be issued in connection with the conversion of the corporation from mutual to stock form, no Person (hereinafter defined) shall directly or indirectly Offer (hereinafter defined) to Acquire (hereinafter defined) or Acquire the Beneficial Ownership (hereinafter defined) of more than 10% of any class of any equity security of the corporation; provided, however, that such prohibition shall not apply to the purchase of shares by underwriters in connection with a public offering or the power of trustees to vote shares of the corporation held by an employee stock ownership plan for the benefit of employees of the corporation or the Holding Company. In the event that any shares of the corporation are Acquired in violation of this Article Sixth, all shares Beneficially Owned by any Person in excess of 10% of any class of equity security of the corporation shall not be counted as shares entitled to vote, shall not be voted by any Person and shall not be counted as voting shares in connection with any matter submitted to the shareholders for a vote. For purposes of this Article Sixth, the following terms shall have the meanings set forth below:

                  (A) "Person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring or disposing of the equity securities of the corporation, but does not include an employee stock ownership plan for the benefit of employees of the corporation or the Holding Company.

                  (B) "Offer" includes every offer to buy or otherwise acquire, solicitations or an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

                  (C) "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (D) "Acting in concert" means (i) participation in a joint activity or conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contracts, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                  (E) "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person.

                  (F) "Associate" of a Person shall mean (i) any corporation or organization (other than the corporation or a subsidiary of the corporation) of which the Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities,
                           (ii) any trust or other estate in which the Person has a substantial beneficial interest or as to which the Person serves as trustee or in a similar fiduciary capacity, except a tax-qualified employee stock benefit plan in which the Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity or a tax-qualified employee stock benefit plan, and (iii) any relative or spouse of the Person, or any relative of such spouse, who has the same home as the Person or is a director or officer of the corporation or any of its parents or subsidiaries.

                  (G) "Beneficial Ownership" shall include, without limitation, (i) all shares directly or indirectly owned by a Person, by an Affiliate of such Person or by an Associate of such Person or such Affiliate,
                           (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and
                           (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including, without limitation, any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to dispose or to direct the disposition of such shares) or both.


                  SEVENTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

                  EIGHTH: No shareholder of the corporation shall have the right to vote cumulatively in the election of directors.

                  These Amended Articles of Incorporation supersede the existing Articles of Incorporation of the corporation.

                                   EXHIBIT II

                                     AMENDED
                                  CONSTITUTION
                                       OF
                           THE HOME LOAN SAVINGS BANK


                                   ARTICLE ONE

                  Section 1. Name. The name of this savings and loan association shall be The Home Loan Savings Bank (this "Bank"), and the principal office of this Bank shall be located in Coshocton County, Ohio.


                                   ARTICLE TWO

                  Section 1. Purposes. The purposes for which this Bank is formed are to raise money to be loaned to its members and others and to engage in any other lawful act or activity for which corporations may be formed under Chapter 1151 of the Ohio Revised Code.


                                  ARTICLE THREE

                  Section 1. Authorized Shares. The authorized capital of this Bank shall be $_________ divided into ______________ shares, _______ par value per share.

                  Section 2. Repurchase of Shares. This Bank shall have the power to repurchase its common shares to the fullest extent provided by law.


                                  ARTICLE FOUR

                  Section 1. Members. Any person who subscribes for, or in any manner according to law becomes the owner of, any of the common shares of this Bank shall be a member of this Bank entitled to all of the benefits and privileges and subject to all of the liabilities and duties prescribed by this Constitution, the Bylaws of this Bank and the laws of the State of Ohio.

                  Section 2. Annual Meetings. The annual meeting of the shareholders of this Bank for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before such meeting shall be held on the second Tuesday in October in each year, at 3:00 p.m., or on such other date and at such time as may be fixed from time to time by the directors.

                  Section 3. Special Meetings. Special meetings of the shareholders of this Bank may be called only by the chairman of the board, president, vice president, a majority of the members of the board of directors, or by persons who hold at least twenty-five percent of all shares outstanding and entitled to vote thereat.

                  Section 4. Place of Meetings. All meetings of shareholders of this Bank shall be held at the principal office of this Bank, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or outside the State of Ohio.

                  Section 5.  Notice of Meetings.

                  (A) Written notice stating the time, place and purposes of a meeting of the shareholders of this Bank shall be given, by or at the direction of the president or the secretary, either by personal delivery or by mail not less than seven nor more than sixty days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of this Bank. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles of Incorporation of this Bank (the "Articles") or this Constitution for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

                  (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of the meeting and give notice thereof in accordance with the provisions of this Constitution.

                  Section 6. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders of this Bank may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

                  Section 7. Quorum. At any meeting of shareholders of this Bank, the holders of a majority of the voting shares of this Bank then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

                  Section 8. Votes Required. At all elections of directors the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or this Constitution.

                  Section 9. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of this Bank acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of this Bank then outstanding, present in person or by proxy, and entitled to vote at such meeting.

                  Section 10. Shareholders Entitled to Vote. Each shareholder of record on the books of this Bank on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of this Bank standing in his name on the books of this Bank on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.

                  Section 11. Proxies. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

                  Section 12. Inspectors of Election. In advance of any meeting of shareholders of this Bank, the directors may appoint one or more inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer of this Bank acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of this Bank acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.


                                  ARTICLE FIVE
                                    DIRECTORS

                  Section 1. Authority and Qualifications. Except where the law, the Articles or this Constitution otherwise provide, all authority of this Bank shall be vested in and exercised by its directors. Directors need not be shareholders of this Bank.

                  Section 2.  Number of Directors and Term of Office.

                  (A) Until changed in accordance with the provisions of this Constitution, the number of directors of this Bank shall be five (5). Each director shall serve for a term of one year until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.

                  (B) The number of directors may be fixed or changed, but in no event to fewer than five (5), by the directors or by the shareholders at a meeting of the shareholders of this Bank called for the purpose of electing directors at which a quorum is present, only by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or by proxy, and entitled to vote on such proposal.

                  (C) The directors may fill any director's office that is created by an increase in the number of directors.

                  (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

                  Section 3.  Nomination and Election.

                  (A) Any nominee for election as a director of this Bank may be proposed only by the directors or by any shareholder entitled to vote for the election of directors. No person, other than a nominee proposed by the directors, may be nominated for election as a director of this Bank unless such person shall have been proposed in a written notice, delivered or mailed by first-class United States mail, postage prepaid, to the secretary of this Bank at the principal offices of this Bank. In the case of a nominee proposed for election as a director at an annual meeting of shareholders, such written notice of a proposed nominee shall be received by the secretary of this Bank not later than the close of business on the fourteenth calendar day preceding such annual meeting. In the case of a nominee proposed for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the secretary of this Bank not later than the close of business on the fourteenth calendar day preceding such special meeting.

                  Each such written notice of a proposed nominee shall set forth
(i) the name, age, business or residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of common shares of this Bank owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

                  (B) If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in, subparagraph (A) of this Section 3, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as chairman of the meeting determines that the facts warrant the acceptance of such nomination.

                  (C) The election of directors shall be by ballot whenever requested by the person acting as chairman of the meeting or by the holders of a majority of the outstanding shares entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be by voice vote.

                  Section 4. Removal. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitling them to exercise not less than 75% of the voting power of this Bank to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

                  Section 5. Vacancies. Vacancies in the board may be filled in the manner provided by law, the Articles or this Constitution. The directors shall have the right to fill all vacancies occurring in the board for the unexpired term.

                  Section 6. Meetings. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders of this Bank at which directors are elected, and notice of such meeting need not be given. The directors shall hold a regular meeting at least once each month at a day and hour fixed by resolution of the board and may hold such other meetings as may from time to time be called. Such meetings of directors may be called only by the chairman of the board, the president, or any two directors. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

                  Section 7. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, this Constitution or the Bylaws shall be given to each of the directors by at least one of the following methods:

                  (A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

                  (B) By telegraph, facsimile or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held.

Notice given to a director by either one of the methods specified in this Constitution shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of this Bank. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

                  Section 8. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

                  Section 9. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or this Constitution.

                  Section 10. Executive Committee. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

                  Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

                  Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other, and participation in such a meeting shall constitute presence thereat.

                  Section 11. Compensation. The compensation of the directors shall be fixed by the shareholders at the annual meeting of shareholders and shall be reasonable in view of the services performed and the financial condition of this Bank.

                  Section 12. Directors' Bylaws. The directors shall have the power to adopt, amend, repeal, and enforce such bylaws, resolutions and orders as they may deem necessary to enable them to manage and control all the business, property and rights of this Bank.

                  Section 13. Assessments. The directors shall have the power to assess and collect from members and others such fines for late payment of loans and such premiums on loans made or other assessments as they may deem appropriate.


                                   ARTICLE SIX
                                    OFFICERS

                  Section 1. Officers. The officers of this Bank to be elected by the directors shall include a president, a secretary and a treasurer and such other officers and assistant officers as the directors may from time to time elect. One officer shall be designated as the executive managing officer of the Bank. The directors may elect a chairman of the board, who must be a director. Officers need not be shareholders of this Bank, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, this Constitution or the Bylaws to be executed, acknowledged, or verified by two or more officers.

                  Section 2. Tenure of Office. The officers of this Bank shall hold office at the pleasure of the directors. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all of the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

                  Section 3. Duties of the Officers. The duties of the officers shall be established by the directors either in the Bylaws of this Bank or by resolution.

                  Section 4. Compensation. The directors shall set the compensation of the officers of this Bank. The compensation of all officers of this Bank shall be reasonable in view of the services performed and the financial condition of this Bank.


                                  ARTICLE SEVEN
                                     SHARES

                  Section 1. Certificates. Certificates evidencing ownership of shares of this Bank shall be issued to those entitled to them. Each certificate evidencing shares of this Bank shall bear a distinguishing number, the signatures of the chairman of the board, the president, or a vice president, and of the secretary or an assistant secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed), and such recitals as may be required by law. Certificates evidencing shares of this Bank shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

                  Section 2. Transfers. Where a certificate evidencing a share or shares of this Bank is presented to this Bank or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

                  (1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

                  (2) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; and

                  (3) All applicable laws, if any, relating to the collection of transfer or other taxes have been complied with; and

                  (4) This Bank or its agents are not otherwise required or permitted to refuse to register such transfer.

                  This Bank may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange.

                  Section 3. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of this Bank, or both.

                  Section 4. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of this Bank claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause this Bank to issue a new certificate in place of the original certificate if the owner:

                  (1) So requests before this Bank has notice that such original certificate has been acquired by a bona fide purchaser; and

                  (2) Files with this Bank, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to this Bank, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that this Bank may incur by reason of the issuance of each such new certificate; and

                  (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.


                                  ARTICLE EIGHT
                          INDEMNIFICATION AND INSURANCE

                  Section 1. To the fullest extent permitted by applicable law, this Bank shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of this Bank, by reason of the fact that he is or was a director or officer of this Bank, or is or was serving at the request of this Bank as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Bank and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Bank and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  Section 2. This Bank shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of this Bank to procure a judgment in its favor by reason of the fact that he is or was a director or officer of this Bank or is or was serving at the request of this Bank as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Bank, except that no indemnification shall be made in respect of any of the following:

                  (A) Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to this Bank unless, and only to the extent that, the Court of Common Pleas of Coshocton County, Ohio, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas of Coshocton County, Ohio, or such other court shall deem proper;

                  (B) Any action or suit in which the only liability asserted against a director is pursuant to 1701.95 of the Ohio Revised Code.

                  Section 3. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article Eight, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  Section 4. Any indemnification under Sections 1 or 2 of this Article Eight, unless ordered by a court, shall be made by this Bank only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article Eight. Such determination shall be made as follows:

                  (A) By a majority vote of a quorum consisting of directors of this Bank who were not and are not parties to or threatened with any such action, suit, or proceeding;

                  (B) If the quorum described in Subsection (A) of this Section 4 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for this Bank or any person to be indemnified within the past five years;

                  (C)      By the shareholders;

                  (D) By the Court of Common Pleas of Coshocton County, Ohio, or the court in which such action, suit, or proceeding was brought.

                  Any determination made by the disinterested directors under Subsection (A) of this Section 4 or by independent legal counsel under Subsection (B) of this Section 4 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of this Bank under Section 2 of this Article Eight, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Coshocton County, Ohio, or the court in which such action or suit was brought to review the reasonableness of such determination.

                  Section 5.

                  (A) Expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by this Bank as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                           (i)      Repay such amount if it is proved by clear
and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to this Bank or undertaken with reckless disregard for the best interests of this Bank;

                           (ii)     Reasonably cooperate with this Bank
concerning the action, suit, or proceeding.

                  (B) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, or agent in defending any action, suit, or proceeding referred to in Section 2 of this Article Eight, may be paid by this Bank as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by this Bank.

                  Section 6. The indemnification authorized by this Article Eight shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles or the Constitution of this Bank or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  Section 7. This Bank may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of this Bank, or is or was serving at the request of this Bank as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this Bank would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which this Bank has a financial interest.

                  Section 8. The authority of this Bank to indemnify persons pursuant to Sections 1 or 2 of this Article Eight does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 5, 6 and 7 of this Article Eight. Sections 1 and 2 of this Article Eight do not create any obligation to repay or return payments made by this Bank pursuant to Sections 5, 6 or 7 of this Article Eight.

                  Section 9. As used in this Article Eight, references to this Bank include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                  Section 10. Any action, suit or proceeding to determine a claim for indemnification under this Article Eight may be maintained by the person claiming such indemnification, or by the Bank, in the Court of Common Pleas of Coshocton County, Ohio. This Bank and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Coshocton County, Ohio, in any such action, suit or proceeding.


                                  ARTICLE NINE
                                   DISSOLUTION

                  Section 1. To dissolve this Bank, a resolution in writing asking for such dissolution shall be adopted by the board of directors or requested in writing in the form of a resolution by the holders of at least twenty-five percent of the voting shares of this Bank.

                  Section 2. Upon the presentation to the board of directors of one of the resolutions specified in Section 1 of this Article Nine, the board of directors shall call a special meeting of the shareholders for the purpose of considering and acting upon such resolution. If at such special meeting, the holders of a majority of the voting shares of this Bank entitled to vote under the provisions of this Constitution vote for dissolution, the board of directors shall take the necessary steps to wind up the affairs of this Bank, subject to the contract rights of its borrowers, in accordance with statutory requirements existing at the date such action is taken.


                                   ARTICLE TEN
                                  MISCELLANEOUS

                  Section 1. Amendments. This Constitution may be amended at any annual or special meeting of the shareholders of this Bank by the affirmative vote of the holders of three-fifths of the shares of record represented in person or by proxy at such meeting. All proposals to amend this Constitution shall be presented in writing to the board of directors at a regular meeting thereof at least thirty (30) days before such annual or special meeting of the shareholders, and the amendment adopted shall be substantially the same as proposed.

                  Section 2. Action by Shareholders or Directors Without a Meeting. Anything contained in this Constitution to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of this Bank.